STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:16 PM 06/02/2000
001282249 - 3238563

CERTIFICATE OF LIMITED PARTNERSHIP

OF

UHS OF LAUREL HEIGHTS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is UHS of Laurel Heights, L.P.

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
UHS of Georgia, Inc.	367 South Gulph Road King of Prussia, PA 19406

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of UHS of Laurel Heights, L.P., as of June 2, 2000.

By: [signature]
Celeste A. Kuch, Assistant Secretary
UHS of Georgia, Inc., as General Partner